Exhibit 99.1

AMERICAN MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 31, 2018, American Midstream Partners, LP (“AMID”) completed the sale of the Capital Stock of American Midstream Terminaling, LLC, (“AMID Terminaling”), Blackwater Midstream Corp., (“Blackwater Midstream”), Blackwater Georgia, L.L.C., (“Blackwater Georgia”), Blackwater Harvey, LLC, (“Blackwater Harvey”), and Blackwater New Orleans, L.L.C., (“Blackwater Westwego” and, together with AMID Terminaling, Blackwater Midstream, Blackwater Georgia, and Blackwater Harvey, the “Marine Products Terminals”) for net cash proceeds of approximately $202.9 million. References to “AMID,” the “Partnership”, “we”, “us” or “our” in this section refer to American Midstream Partners, LP, and its consolidated subsidiaries.

The Partnership determined that the sale of the Marine Products Terminals did not meet the criteria for discontinued operations under Financials Accounting Standards Board (“FASB”) Accounting Statement Codification (“ASC”) Subtopic 205-20 Financial Statement Presentation—Discontinued Operations.

The following unaudited pro forma financial statements of AMID are presented pursuant to Article 11 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”). The unaudited pro forma financial statements do not purport to present what the Partnership’s results would have been had the disposition occurred on the dates presented and do not purport to project the Partnership’s results from operations or financial position for any future period. The SEC guidelines limit pro forma adjustments to those that are directly attributable to the disposition on a factually-supportable basis. The assets sold represent selected parts of a larger business. There are few objective, factually-supportable bases which justify the allocation of shared costs. As a result, such costs have not been included in the pro forma adjustments and remain carried by the retained business. Further, the SEC guidelines do not allow the pro forma adjustments to include the effect of cost savings that could have been taken by management if the sale of assets had occurred in prior periods.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2018 reflects the impact of the Marine Products Terminals sale and the paydown of the Partnership’s revolving credit facility, as required by the Amended Revolving Credit Facility Agreement, dated June 29, 2018, as if such transactions had occurred on March 31, 2018. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2017 and three months ended March 31, 2018, reflects the impact of the Marine Products Terminals sale and paydown of our Revolving Credit Facility as if such transactions had occurred on January 1, 2017.

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements were based on and should be read in conjunction with the Partnership’s historical financial statements and notes included in the Partnership’s:

•	Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 9, 2018; and

•	Quarterly Report on Form 10-Q, for the quarter ended March 31, 2018, filed with the SEC on May 15, 2018.

AMERICAN MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2018

(in thousands)

	Historical	Pro Forma Adjustments for Marine Products Terminals Divestiture	Pro Forma Adjustments for Paydown of Credit Facility	Notes	Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$8,191	$202,906	$(202,906)	(a) (b)	$8,191
Restricted cash	18,269	—	—		18,269
Accounts receivable, net	87,418	(2,859)	—	(a)	84,559
Inventory	4,795	(15)	—	(a)	4,780
Other current assets	25,265	(150)	—	(a)	25,115
Assets held for sale	129,247	—	—		129,247

Total current assets	273,185	199,882	(202,906)		270,161
Property, plant and equipment, net	1,080,897	(84,183)	—	(a)	996,714
Goodwill	67,985	(16,262)	—	(a)	51,723
Restricted cash-long term	5,048	—	—		5,048
Intangible assets, net	141,627	—	—		141,627
Investments in unconsolidated affiliates	339,271	—	—		339,271
Other assets, net	25,249	(4)	(1,591)	(a) (c)	23,654

Total assets	$1,933,262	$99,433	$(204,497)		$1,828,198

Liabilities, Equity and Partners’ Capital
Current liabilities
Accounts payable	$52,685	$(892)	$—	(a)	$51,793
Accrued gas and crude oil purchases	14,925	—	—		14,925
Accrued expenses and other current liabilities	88,123	30,123	—	(a) (d)	118,246
Current portion of long-term debt	5,058	—	—		5,058
Liabilities held for sale	3,337	—	—		3,337

Total current liabilities	164,128	29,231	—		193,359
Asset retirement obligations	66,894	—	—		66,894
Other long-term liabilities	15,542	—	—		15,542
Long term debt	1,214,846	—	(202,906)	(a)(e)	1,011,940
Deferred tax liability	8,274	(8,274)	—	(a)	—

Total liabilities	1,469,684	20,957	(202,906)		1,287,735

Commitments and contingencies
Convertible preferred units	317,180	—	—		317,180

Equity and partners’ capital
General Partner interests	(88,746)	1,022	(21)	(a) (f)	(87,745)
Limited Partners interests	221,346	77,454	(1,570)	(a) (f)	297,230
Accumulated other comprehensive income	12	—	—		12

Total partners’ capital	132,612	78,476	(1,591)		209,497
Noncontrolling interests	13,786	—	—		13,786

Total equity and partners’ capital	146,398	78,476	(1,591)		223,283

Total liabilities, equity and partners’ capital	$1,933,262	$99,433	$(204,497)		$1,828,198

The accompanying notes are an integral part of these consolidated financial statements.

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AMERICAN MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2018

(in thousands, except per unit amounts)

	Historical	Pro Forma Adjustments for Marine Products Terminals Divestiture	Pro Forma Adjustments for Paydown of Credit Facility	Notes	Pro Forma Combined
Revenue:
Commodity sales	$158,863	$—	$—		$158,863
Services	46,906	(6,369)	—	(g)	40,537
Gain on commodity derivatives, net	60	—	—		60

Total revenue	205,829	(6,369)	—		199,460

Operating expenses:
Costs of sales	150,166	—	—		150,166
Direct operating expenses	23,446	(2,854)	—	(g)	20,592
Corporate expenses	22,692	—	—		22,692
Depreciation, amortization and accretion	21,997	(970)	—	(g)	21,027
Gain on sale of assets, net	(95)	—	—		(95)

Total operating expenses	218,206	(3,824)	—		214,382

Operating loss	(12,377)	(2,545)	—		(14,922)
Other income (expense), net
Interest expense, net of capitalized interest	(13,876)	—	2,665	(g)(h)	(11,211)
Other income (expense), net	22	(11)	—	(g)	11
Earnings in unconsolidated affiliates	12,673	—	—		12,673

Loss from continuing operations before income taxes	(13,558)	(2,556)	2,665		(13,449)
Income tax (expense) benefit	(280)	151	—	(g)	(129)

Loss from continuing operations	(13,838)	(2,405)	2,665		(13,578)

Net loss	(13,838)	(2,405)	2,665		(13,578)
Less: Net income attributable to noncontrolling interests	45	—	—		45

Net loss attributable to the Partnership	$(13,883)	$(2,405)	$2,665		$(13,623)

General Partner’s interest in net loss	$(181)				$(177)

Limited Partners’ interest in net loss	$(13,702)				$(13,446)

Distribution declared per common unit	$0.4125				$0.4125

Limited Partners’ net loss per common unit:
Basic and diluted:
Net loss per common unit	$(0.42)				$(0.41)

Weighted average number of common units outstanding:
Basic and diluted	52,769				52,769

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2017

(in thousands, except per unit amounts)

	Historical	Pro Forma Adjustments for Marine Products Terminals Divestiture	Pro Forma Adjustments for Paydown of Credit Facility	Notes	Pro Forma Combined
Revenues:
Commodity sales	$496,902	$—	$—		$496,902
Services	154,652	(24,391)	—	(g)	130,261
Loss on commodity derivatives, net	(119)	—	—		(119)

Total revenue	651,435	(24,391)	—		627,044

Operating expenses:
Cost of sales	457,371	—	—		457,371
Direct operating expenses	82,256	(9,089)	—	(g)	73,167
Corporate expenses	112,058	—	—		112,058
Depreciation, amortization and accretion	103,448	(3,722)	—	(g)	99,726
Gain on sale of assets, net	(4,063)	—	—		(4,063)
Impairment of long-lived assets / intangible assets	116,609	—	—		116,609
Impairment of goodwill	77,961	—	—		77,961

Total operating expenses	945,640	(12,811)	—		932,829

Operating loss	(294,205)	(11,580)	—		(305,785)
Other income (expense):
Interest expense	(66,465)	—	10,661	(g)(h)	(55,804)
Other income	36,254	—	—		36,254
Earnings in unconsolidated affiliates	63,050	—	—		63,050

Loss from continuing operations before income taxes	(261,366)	(11,580)	10,661		(262,285)
Income tax (expense) benefit	(1,235)	1,609	—	(g)	374

Loss from continuing operations	(262,601)	(9,971)	10,661		(261,911)

Net loss	(262,601)	(9,971)	10,661		(261,911)
Net income attributable to noncontrolling interests	4,473	—	—		4,473

Net loss attributable to the Partnership	$(267,074)	$(9,971)	$10,661		$(266,384)

General Partner’s interest in net loss	$(3,512)				$(3,502)

Limited Partners’ interest in net loss	$(263,562)				$(262,882)

Distribution declared per common unit	$1.65				$1.65

Limited Partners’ net loss per common unit:
Basic and diluted:
Net loss per common unit	$(5.70)				$(5.69)

Weighted average number of common units outstanding:
Basic and diluted	52,043				52,043

The accompanying notes are an integral part of these consolidated financial statements.

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AMERICAN MIDSTREAM PARTNERS, LP

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

On July 31, 2018, American Midstream Partners, LP (“AMID”) completed the sale of its marine products terminalling business (“Marine Products Terminals”), for net cash proceeds of approximately $202.9 million, to IFF Blackwater Holdings, LLC (“IFF”). References to “AMID,” the “Partnership”, “we”, “us” or “our” in this section refer to American Midstream Partners, LP, and its consolidated subsidiaries.

The historical Consolidated Statements of Operations and Consolidated Balance Sheet of AMID have been adjusted in the Unaudited Pro Forma Condensed Consolidated Financial Statements to give effect to pro forma events that are: (1) directly attributable to the sale; (2) factually supportable; and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the results following the sale.

2. Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Our Unaudited Pro Forma Condensed Consolidated Financial Statements reflect the impact of the following pro forma adjustments:

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a)	General—Represents the elimination of assets and liabilities sold to IFF.

(b)	Cash—Represents adjustments to cash upon completion of the sale, as follows (in millions):

Total consideration	$210.0
Uses:
Purchase price adjustments	(1.4)
Advisory fees and other costs	(5.7)

Net proceeds	202.9
Repayment of AMID Revolving credit facility	(202.9)

Pro forma cash adjustments	$—

(c)

Other Assets, Net—Reflects adjustments related to accelerated amortization of deferred debt issuance cost associated with the paydown of the Partnership’s Amended Revolving Credit Facility, dated June 29, 2018 (the “Revolver”).

(d)

Accrued Expenses and Other Current Liabilities—Reflects adjustments related to $31.0 million of estimated income taxes payable applying 26.9% of blended federal and state statutory rate as of March 31, 2018.

(e)	Long-Term Debt—Reflects adjustments related to partial paydown of the Revolver, as required by the terms thereof.

(f)

Equity and Partners’ Capital—Reflects adjustments related to the estimated net gain associated with this sale. The pro forma adjustments to partners’ capital were allocated to the General Partner and Limited Partners based on their ownership percentage at March 31, 2018 of approximately 1.3% and 98.7%, respectively.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(g)	General—Reflects elimination of revenues, direct operating expenses, depreciation, amortization and accretion, other income (expense), and income tax expense attributable to the divestiture.

(h)

Interest Expense, Net of Capitalized Interest—Represents decrease in interest expense as a result of reduction in borrowings under the Revolver and reduction in amortization of debt issuance costs that would have been written off, as if the transaction occurred on January 1, 2017, as follows (in millions):

	March 31, 2018	December 31, 2017
Reversal of interest costs	$2.5	$10.2
Reversal of amortization of debt issuance costs	0.2	0.5

Pro forma adjustments to interest expense, net of capitalized interest	$2.7	$10.7